Exhibit 99.1

Investors

Ryan Osterholm: 630.824.1907

Media

Anna Rozenich: 630.824.1945

SUNCOKE ENERGY, INC. HOSTS INVESTOR DAY AND ANNOUNCES

DROPDOWN STRATEGY FOR DOMESTIC COKEMAKING ASSETS

•	Board of Directors supports plan to drop down entire domestic coke business to SunCoke Energy Partners over time

•	Initial dropdown transaction will consist of a 33 percent interest in the Company’s Haverhill and Middletown cokemaking facilities

•	Company intends to pursue a sale of its Coal Mining business as part of its evaluation of strategic alternatives

•	First quarter 2014 Adjusted EBITDA estimated to be $10 million to $15 million lower due to severe winter weather and challenges at its Indiana Harbor cokemaking facility. Full year 2014 Adjusted EBITDA now expected to be in the lower half of the $230 million to $255 million 2014 guidance range.

Lisle, IL (March 11, 2014) – SunCoke Energy, Inc. (NYSE: SXC) today announced its Board of Directors supports management’s plan to drop down over time the Company’s entire domestic coke business to SunCoke Energy Partners, L.P. (NYSE: SXCP). SXC is the sponsor, general partner and largest unitholder of SXCP, holding a 56 percent limited partnership interest and all the incentive distribution rights. The Company also announced its strategic intent to exit the Coal Mining business.

As a part of management’s multi-year plan, the Board of Directors approved the initial dropdown of a 33 percent interest in the Haverhill and Middletown cokemaking operations, in which SXCP already holds a 65 percent interest. SXC will continue to retain a 2 percent interest in both facilities. Although terms have not yet been finalized, SXC anticipates SXCP will finance this transaction through a combination of equity and debt.

Fritz Henderson, SunCoke Energy’s Chairman and Chief Executive Officer, stated, “With the expiration of certain provisions in our tax sharing agreement with Sunoco, we gain greater flexibility to evolve our structure and unlock value for shareholders. The first step is to begin executing a plan to drop down our entire domestic cokemaking business to SXCP over the next few years. We believe this strategy will create significant value for shareholders directly through the proceeds received for the assets dropped down and indirectly through the increase in value of our SXCP ownership interest and higher total cash distributions paid to us, including incentive distribution rights.”

Henderson continued, “In addition, our new flexibility enables us to consider additional restructuring options for our Coal Mining business. While our Coal Mining team has delivered significant improvement in productivity, safety and production costs, we believe shareholder value will increase if we exit this business. We have retained an advisor and are currently evaluating strategic options in this regard.”

The Company discussed these announcements, its initiatives to enhance the productivity of existing assets and potential growth opportunities in the cokemaking, coal logistics and ferrous processing businesses at a joint Investor Day meeting held today with SXCP.

SunCoke Energy, Inc.

Investor Day 2014 Release

March 11, 2014

Also at this meeting, SXC noted that the effect of severe winter weather across its operations and challenges at its Indiana Harbor cokemaking facility, which is undergoing a significant refurbishment, negatively impacted coke production by an estimated 60 thousand tons. Due to these issues, the Company expects first quarter 2014 Adjusted EBITDA to be lower by a projected $10 million to $15 million. As a result, SXC currently expects full year 2014 Adjusted EBITDA to be in the lower half of its guidance range of $230 million to $255 million.

UPCOMING COMMUNICATIONS

Our management team is hosting a joint Investor Day with SXCP at the New York Stock Exchange this afternoon, March 11, 2014 at 2:00 p.m. EST. Presentations will be webcast live and archived for replay for a limited time in the Investor Relations section of the Company’s website at www.suncoke.com.

In addition, we plan to participate in the BB&T Commercial and Industrial Conference in Miami, FL on March 27, 2014.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of coke in the Americas, with 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat-recovery cokemaking process produces high-quality coke for use in steelmaking, typically captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our U.S. cokemaking facilities are located in Virginia, Indiana, Ohio and Illinois. Outside the U.S., we have cokemaking operations in Vitoria, Brazil and Odisha, India. Our coal mining operations, which have more than 110 million tons of proven and probable reserves, are located in Virginia and West Virginia. In addition, through our 58 percent ownership of SXCP, we have an interest in SXCP’s coal logistics business which have the collective capacity to blend and transload more than 30 million tons of coal annually. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

DEFINITIONS

•	Adjusted EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) adjusted for sales discounts and the interest, taxes, depreciation, depletion and amortization attributable to our equity method investment. EBITDA reflects sales discounts included as a reduction in sales and other operating revenue. The sales discounts represent the sharing with customers of a portion of nonconventional fuel tax credits, which reduce our income tax expense. However, we believe our Adjusted EBITDA would be inappropriately penalized if these discounts were treated as a reduction of EBITDA since they represent sharing of a tax benefit that is not included in EBITDA. Accordingly, in computing Adjusted EBITDA, we have added back these sales discounts. Our Adjusted EBITDA also includes EBITDA attributable to our equity method investment. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of the Company’s net assets and provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. Adjusted EBITDA is a measure of operating performance that is not defined by GAAP, does not represent and should not be considered a substitute for net income as determined in accordance with GAAP. Calculations of Adjusted EBITDA may not be comparable to those reported by other companies.

SunCoke Energy, Inc.

Investor Day 2014 Release

March 11, 2014

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting the Company, as well as uncertainties related to: pending or future litigation, legislation, or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of Company management, and upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by the Company. For information concerning these factors, see the Company’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on the Company’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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